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                                                                    EXHIBIT 99.1

                                  [LETTERHEAD]

                        KAUFMAN AND BROAD IS NOW KB HOME

              NEW NAME ARTICULATES COMPANY'S CUSTOMER-CENTRIC FOCUS

LOS ANGELES (JANUARY 17, 2001) - Responding to ongoing customer opinion, Kaufman and Broad Home Corporation (NYSE: KBH), the leading provider of quality entry-level homes in the United States, today adopts a new consumer-friendly name for its operations: KB Home. This momentous day for the 44 year-old company is memorialized by a Certificate of Appreciation from Los Angeles Mayor Richard Riordan, a closing bell-ringing ceremony on the New York Stock Exchange, and by bold new signs atop the Company's Westwood headquarters, where employees are celebrating KB Home day. Local events celebrating the "KB Home Family" are being held today and through the weekend in each of the Company's 14 markets.

"KB Home is what many of our customers have always called us, so we're changing our name to reflect their input," said KB Home Chairman and CEO Bruce Karatz. The new name also more clearly describes what KB Home does -- creates highly personalized homes for families at prices they can afford. "We're changing our name, we're not changing who we are -- a company committed to helping our homebuyers realize their dreams."

KB Home is a more recognizable and memorable name. In a survey of its homebuyers, the company found that 74 percent of respondents identified the name KB Home as their homebuilder. "We think it's great that our company has established such trust and familiarity with our customers that they already recognize us by this shorter, friendlier name," Karatz added.

KB Home utilizes extensive consumer data to build homes its customers want to buy, in locations where they want to live. The Company has surveyed more than one million homebuyers and potential homebuyers to date, and survey results have directly influenced the Company's business strategy.

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"Everything we've learned shows that people want to create a personalized home, not just buy a house," Karatz said. "We want our homeowners to have as many options as possible for expressing their individual tastes, and the name KB Home is a warm way to reflect what we offer. That has long been central to our business strategy -- now it's reflected in our name."

KB Home specializes in homes for first-time and move-up buyers. First-time buyers comprise 45 percent of the national home buying market, according to Chicago Title's 1999 survey. The Company holds leadership positions in all of its markets throughout its 14 U.S. divisions - it is number one in California (Northern and Southern), Las Vegas, San Antonio, Austin and Tucson; and ranks number two in Denver, Houston, Dallas/Ft. Worth, Phoenix and Albuquerque. In addition, the company has a strong presence in nine of the top 20 metro areas projected to show the highest job growth over the next five years. The new KB Home name is designed to easily telegraph the Company's expertise, setting the stage for expansion in high-growth markets.

KB Home's surveys have illustrated that homebuyers treasure the ability to personalize their new home. In 2000, Kaufman and Broad opened its first Dream Home Studio showcasing 5,000 options for its customers to customize their home. Within the next year, all of KB Home's new home showrooms will be replaced with the highly successful studios, to be called KB HOME Studios.

NOTE TO EDITORS: Video footage of Bruce Karatz ringing the closing bell on the New York Stock Exchange today is available via satellite feed starting at 3:55 p.m. EST by accessing fiber line Waterfront #1630. Photos of the closing bell ceremony are available via Associated Press, New York (212-621-1902).

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ABOUT KB HOME:

KB Home is one of America's premier homebuilders with domestic operating divisions in the following regions and states: West Coast-- California; Southwest-- Arizona, Nevada and New Mexico; and Central-- Colorado and Texas. Kaufman & Broad S.A., the Company's majority-owned subsidiary, is one of the largest homebuilders in France. In fiscal 2000, the Company delivered homes to 22,847 families in the United States and France. It also operates a full-service mortgage company for the convenience of its buyers. Founded in 1957, KB Home is a Fortune 500 Company listed on the New York Stock Exchange under the ticker symbol "KBH". For more information about any of KB Home's new home communities, call 1-800-34-HOMES or visit the Company's web site at www.kbhome.com.